UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 4, 2015

IPC HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33930	No. 95-4562058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Lankershim Boulevard, Suite 617
North Hollywood, California 91602
(Address of principal executive offices, including Zip Code)
(888) 447-2362
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement
Merger Agreement
On August 4, 2015, IPC Healthcare, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Team Health Holdings, Inc., a Delaware corporation (“Team Health”), together with Intrepid Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a direct, wholly-owned subsidiary of Team Health. Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation (the “Surviving Corporation”).
At the effective time of the Merger, each share of the Company’s common stock, par value $.001 per share (excluding shares held by the Company in treasury, any shares held, directly or indirectly, by Team Health, by Merger Sub and any shares that are outstanding immediately prior to the effective time of the Merger and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the Delaware General Corporations law), will be converted into the right to receive the merger consideration (“the Merger Consideration”), which will consist of $80.25 in cash.
Company equity awards that are outstanding immediately prior to the effective time of the Merger will generally be treated as follows:

•
each outstanding stock option to purchase shares of the Company’s common stock will be converted into an option to purchase shares of Team Health, based on the exchange ratio set forth in the Merger Agreement;

•
except to the extent otherwise provided in an underlying award agreement, each outstanding restricted stock award, performance-based restricted stock unit award and time-based restricted stock unit award will be converted into awards with respect to shares of Team Health based on the exchange ratio set forth in the Merger Agreement and, for awards with performance periods that end on or prior to the consummation of the Merger, based on actual achievement of the underlying performance goals through such time;

•
each outstanding Company equity award held by a non-employee director will vest in full at the effective time and will be cancelled in exchange for an amount in cash, (i) in the case of restricted stock unit awards, equal to the product of (A) the Merger Consideration and (B) the number of shares of common stock subject to such restricted stock unit awards and (ii) in the case of stock options, equal to the product of (A) the number of shares of Company common stock subject to such option and (B) the excess, if any, of the Merger Consideration over the exercise price per share of Company common stock subject to such option; and

•
any Company restricted stock award, performance-based restricted stock unit award or time-based restricted stock unit award that vests at the effective time pursuant to the terms of the underlying award agreement will be cancelled and converted into the right to receive the Merger Consideration with respect to the number of shares subject to such award.

The converted equity shall be subject to the same terms and conditions (including vesting and exercisability) applicable to the underlying awards prior to the effective time, provided that vesting provisions relating to achievement of performance targets may be subject to revision, in the reasonable discretion of Team Health, following the closing in order to appropriately reflect the acquisition by Team Health and resulting changes to business of the Company.
The respective boards of directors of the Company and Team Health have approved the Merger Agreement, and the board of directors of the Company has agreed to recommend that the Company’s stockholders adopt the Merger Agreement. The Company has agreed, subject to certain exceptions, not to directly or indirectly solicit competing acquisition proposals or to enter into, continue to participate in discussions or negotiations concerning, or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement relating to, an alternative business combination. However, the board of directors of the Company may, subject to certain conditions, withdraw its recommendation in favor of adoption of the Merger Agreement and terminate the Merger Agreement, and the Team Health board of directors may, subject to certain conditions, terminate the Merger Agreement if, in connection with receipt of an alternative proposal that the Company’s board of directors determines constitutes a superior proposal, and the board determines in good faith that a failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties. In addition, the Company’s board of directors may withdraw its recommendation (but not terminate the Merger Agreement) if, in connection with an event, fact, development, circumstance or occurrence that was not known at the date of the Merger Agreement, it determines in good faith that a failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties.

The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including: (i) approval of the Merger Agreement by the Company’s stockholders, (ii) there being no law or order (temporary, preliminary or permanent) prohibiting consummation of the Merger, (iii) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, and (v) compliance by the other party in all material respects with its covenants. The completion of the Merger is not conditioned on receipt of financing by Team Health.
The Company and Team Health have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (i) the conduct of each of the Company’s and Team Health’s respective businesses between the date of the signing of the Merger Agreement and the closing of the Merger, and (ii) the efforts of the parties to cause the Merger to be completed.
The Merger Agreement further provides that the Company may be required to pay Team Health a termination fee equal to $47 million if (i) (A) either party terminates the Merger Agreement due to failure to obtain the approval of the Company’s stockholders, or (B) the Merger Agreement is terminated by Team Health due to the Company’s material breach of the Merger Agreement, and in either case, a takeover proposal has been publicly disclosed, announced or otherwise made public and, has not been withdrawn and remains outstanding at least five days prior to the date of such termination, and within twelve months of such termination the Company enters into an alternative transaction that is subsequently consummated or consummates an alternative transaction, (ii) the Merger Agreement is terminated by Team Health following an adverse recommendation change of the Company’s board of directors (A) in respect of a superior proposal or (B) in response to a Company Intervening Event (as defined in the Merger Agreement), or (iii) the Merger Agreement is terminated by the Company to enter into an agreement in respect of a superior proposal.
The Merger Agreement is attached as Exhibit 2.1 and is incorporated by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Merger Agreement, and is qualified in its entirety by the terms and conditions of the Merger Agreement. It is not intended to provide any other factual information about the Company, Team Health or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representation, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to the investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Team Health or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Each of the directors of the Company will resign from the board of directors effective as of the effective time of the Merger.
Item 8.01 - Other events
On August 4, 2015, the Company and Team Health issued a joint press release announcing the execution of the Merger Agreement.
Item 9.01 - Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are filed as part of this report.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 4, 2015, by and among Team Health, the Company and Merger Sub.
99.1	Joint press release of the Company and Team Health dated August 4, 2015.

Additional Information and Where to Find It
The proposed merger transaction involving the Company and Team Health will be submitted to the stockholders of the Company for their consideration. In connection with the proposed merger, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the SEC, and will mail the proxy statement to stockholders and file other documents regarding the proposed transaction with the SEC. The Company urges investors and stockholders to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the proxy statement and other documents free of charge at the SEC’s web site, http://www.sec.gov. These documents can also be obtained (when they are available) free of charge from the Company upon written request to the Investor Relations Department, IPC Healthcare, Inc., 4605 Lankershim Boulevard, Suite 617, North Hollywood, CA 91602, or from the Company’s website, http://investors.hospitalist.com.

Participants in Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. You can obtain free copies of these documents from the Company using the contact information above.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC Healthcare, INC.

Date:	August 7, 2015	By:	/s/ Adam D. Singer, M.D.
Adam D. Singer, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 4, 2015, by and among Team Health, the Company and Merger Sub.
99.1	Joint press release of the Company and Team Health dated August 4, 2015.